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                                                                    EXHIBIT 23.3
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the registration statement on Form F-4/S-4 (File No. 333-30800) of Nuevo Grupo Iusacell, S.A. DE C.V. and Bell Atlantic Corporation of our report dated February 14, 2000, except for Note 24 as to which the date is March 22, 2000, relating to the consolidated financial statements and consolidated financial statement schedule of Bell Atlantic Corporation, which appears in Bell Atlantic Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
New York, New York


May 11, 2000